Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report on Form 10-K of Bravo Brio Restaurant Group, Inc. (the "Company") for the period ended December 25, 2016 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Brian T. O'Malley, President and Chief Executive Officer of the Company, and James J. O'Connor, Executive Vice President, Chief Financial Officer, Treasurer and Secretary of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that to our knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

Dated: March 6, 2017	/s/ Brian T. O'Malley
Brian T. O'Malley President and Chief Executive Officer (Principal Executive Officer)

Dated: March 6, 2017	/s/ James J. O'Connor
James J. O'Connor Executive Vice President, Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)